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                                                                    Exhibit 23.1

               [Letterhead of Winthrop, Stimson, Putnam & Roberts]



                                November 8, 2000




            Re: PPL Montana, LLC - Registration Statement on Form S-4



      We consent to the inclusion of the reference to us under the heading "Legal Matters" in the prospectus relating to the offering of 8.903% Pass Through Certificates forming part of the registration statement of PPL Montana, LLC on Form S-4.

                                     Very truly yours,



                                     /s/ Winthrop, Stimson, Putnam & Roberts